UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2007

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Completion of Acquisition or Disposition of Assets.

(a) (i) Edwardsville Property Acquisitions

On August 14, 2007, YTB International, Inc. (“YTB” or the “Company”) closed upon the acquisition of the real properties located at One Country Club View, Edwardsville, Illinois 62025 (the “Building One Property”) and 600 Country Club View (commonly known as Two Country Club View), Edwardsville, Illinois 62025 (the “Building Two Property”, and, together with the Building One Property, the “Edwardsville Properties”) from Meridian Land Company, Inc. (“Meridian”). The Building One Property and Building Two Property have office buildings (“Building One” and “Building Two,” respectively) situated thereon with approximately 13,000 square feet and 15,000 square feet of space, respectively, available for commercial use.

YTB had been leasing the entirety of the office space in Building One and approximately 5,000 square feet of office space in Building Two under commercial lease agreements with Meridian, each of which has been terminated as a result of YTB’s acquisition of the Edwardsville Properties. YTB intends to continue to use the entirety of the space in Building One, as well as the approximately 5,000 square feet of office space in Building Two that it had been leasing from Meridian, for administrative purposes. The remaining office space in Building Two shall continue to be occupied by existing tenants notwithstanding YTB’s purchase of the Building Two Property.

Consistent with the terms of the contract that YTB had entered into on July 27, 2007 for the purchase of the Building One Property (the “Building One Purchase Contract”), the total purchase price for the Building One Property was $1,850,000, of which $480,500 was paid by YTB in cash as of the signing of the Building One Purchase Contract and the remaining $1,369,500 of which constitutes obligations of Meridian that were paid and/or assumed by YTB at the closing, consisting of (i) $1,305,525.54 of existing indebtedness to a local bank (the “Bank”) that was assumed by YTB, (ii) $57,790.64 of accrued property taxes owed by Meridian for the Building One Property for 2006 and for a pro-rata portion of 2007, and (iii) $6,183.82 of assorted closing costs of Meridian. The indebtedness to the Bank that was assumed by YTB at the closing is secured by a mortgage on the Building One Property.

As payment for the acquisition of the Building Two Property, YTB issued one million eight hundred seventy five thousand (1,875,000) shares of its common stock, of which six hundred twenty-five thousand (625,000) shares are Class A Common Stock and one million two hundred fifty thousand (1,250,000) shares are Class B Common Stock. Despite the transfer of title to the Building Two Property to YTB, such title remains subject to (i) a mortgage (the “Building Two Mortgage”) with respect to indebtedness owed by Meridian to the Bank for which the aggregate principal amount outstanding as of the closing was $1,960,459.04 and (ii) the leasehold estates of other current tenants of Building Two. Despite the closing, Meridian will still be obligated to (x) continue to make all payments (whether principal or interest) with respect to the Building Two Mortgage and the related indebtedness owed to the Bank and (y) repay the indebtedness owed to the Bank and retire the Building Two Mortgage on or prior to the fifteen (15) month anniversary of the closing. Meridian has furthermore agreed to hold YTB harmless for failure to make any payments to the Bank related to the Building Two Mortgage.

YTB has agreed, at all times following the closing of the Building Two Property acquisition until the repayment by Meridian of the indebtedness owed with respect to the Building Two Mortgage, to remit to Meridian the rental payments that it collects under any other leases that burden the Building Two Property, provided that Meridian uses such rental payment proceeds solely towards repayment of indebtedness (whether principal or interest) owed to the Bank with respect to the Building Two Mortgage, and, provided further, that upon Meridian’s retirement of the Building Two Mortgage, YTB may terminate any such other leases burdening the Building Two Property at its sole discretion in order to occupy any portion, or all, of the premises located on the Building Two Property.

Meridian is controlled by Timothy Kaiser, M.D. and Clay Winfield, each of whom is a member of the Company’s Board of Directors. The acquisitions of the Edwardsville Properties and the terms upon which such acquisitions were consummated were approved by the independent members of the Company’s Board of Directors. The Company believes that the terms for the acquisition of the Edwardsville Properties are commercially available terms and are as favorable to the Company as terms that would be obtainable from an unaffiliated party.

(ii) East Alton Property Acquisition

On August 23, 2007, YTB acquired two parcels of land located at or about 2201 Old Alton Edwardsville Road, East Alton, Illinois 62024 from Robert Karlas, an unaffiliated third party (the “Seller”). The first parcel (“Parcel No. 1”) consists of approximately 9.9 acres of land and was acquired for a purchase price of $792,000, which YTB paid in cash to the Seller at the closing therefor. The second parcel (“Parcel No. 2”), consisting of approximately 12.55 acres of land, is separated from Parcel No. 1 by Old Alton Edwardsville Road, and was acquired for a purchase price of $20,000 per acre, or approximately $251,000 in the aggregate, which was also paid in cash by YTB to the Seller at the closing therefor. YTB plans to use the land parcels for future expansion, but has no definitive plans with respect to the use of either Parcel No. 1 or Parcel No. 2 at the current time.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        (a) On August 14, 2007, in connection with its acquisition of the Building One Property from Meridian, YTB assumed $1,305,525.54 principal amount of existing indebtedness that had been owed by Meridian to the Bank and that is secured by a mortgage on the Building One Property. Such indebtedness matures in September 2007 and bears interest at a rate of 6.375%, payable on a monthly basis. YTB plans to refinance the principal amount owed with respect to such indebtedness.

       (b) On August 14, 2007, in connection with its acquisition of the Building Two Property from Meridian, YTB effectively acquired contingent, indirect liability for the $1,960,459.04 principal amount of existing indebtedness that is owed by Meridian to the Bank with respect to the Building Two Mortgage. While YTB did not assume such indebtedness upon the closing of its acquisition of the Building Two Property, such indebtedness remains secured by the Building Two Mortgage on the Building Two Property even after such acquisition. Meridian’s indebtedness related to the Building Two Mortgage bears interest at a rate of 7.0%, payable on a monthly basis, and matures on December 30, 2010.

Under an agreement reached by and between YTB and Meridian, Meridian will hold YTB harmless for any failure by Meridian to make any payments to the Bank related to the Building Two Mortgage indebtedness. Meridian is furthermore obligated to repay the indebtedness and retire the Building Two Mortgage on or prior to the fifteen (15) month anniversary of the closing of YTB’s acquisition of the Building Two Property. In order to support Meridian’s obligations under the Building Two Mortgage-related indebtedness, YTB has agreed that until such time as such indebtedness is retired by Meridian, YTB will remit rental payments that it receives from tenants of Building Two to Meridian, to be used by Meridian solely for repayment of principal and interest with respect to such indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: August 30, 2007	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer